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                                   December 10, 1998


Board of Directors
Praegitzer Industries, Inc.
1270 SE Monmouth Cutoff
Dallas, OR 97338-9532


          We have acted as counsel for Praegitzer Industries, Inc., an Oregon corporation, (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, covering $17,250,000 aggregate principal amount of __% Convertible Subordinated Notes due 2002 (the "Notes") of the Company and an indeterminate number of shares of common stock of the Company (the "Shares") issuable upon conversion of the Notes. The Notes will be issued under an Indenture (the "Indenture") to be entered into by the Company and U.S. Trust Company, N.A., as Trustee (the "Trustee"), and sold pursuant to the terms of an underwriting agreement to be executed by and among the Company and Advest, Inc. and Black & Company, Inc. (the "Underwriters"). We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion.

          Based on the foregoing, it is our opinion that:

     (1) The Company is a corporation existing under the laws of the state of Oregon;

     (2) The Notes have been duly authorized and, when duly executed, authenticated and delivered by or on behalf of the Company, duly authenticated by the Trustee and duly paid for by the Underwriters, will be legal, valid and binding obligations of the Company and entitled to the benefits of the Indenture; and

     (3) The Shares have been duly authorized and duly reserved for issuance upon conversion of the Notes and, when issued and delivered pursuant to the terms of the Indenture, will be legally issued, fully paid and nonassessable.

          In rendering the opinion set forth in paragraph (2) above, we rely with respect to matters of New York law upon an opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP with respect to such matters.


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Board of Directors
Praegitzer Industries, Inc.
December 10, 1998
Page 2


          We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Stoel Rives LLP

                                   STOEL RIVES LLP